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                                                                     Exhibit 3.2

                             [Face of Certificate.]

No. ___________                                                __________ Shares

                                                              CUSIP: 38168B 20 2

                           GOLF TRUST OF AMERICA, INC.


THIS CERTIFIES THAT _________________________ is the registered holder of __________________ (______) shares of

            9.25% Series A Cumulative Convertible Preferred Stock of

              Golf Trust of America, Inc., a Maryland corporation,

par value $0.01 per share, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____day of __________ A.D. ______.




-------------------------------------         ----------------------------------
            President                                     Secretary

                              Shares $0.01 par Each

[seal]

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                            [Reverse of Certificate.]


                                CLASSES OF STOCK

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFORE, A COPY OF THE CORPORATION'S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO THE DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

                     RESTRICTIONS ON OWNERSHIP AND TRANSFER

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN (1) COMMON SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OR VALUE OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION, (2) PREFERRED SHARES OF THE CORPORATION IN EXCESS OF 9.8% OF THE LESSER OF THE TOTAL NUMBER OF VALUE OF THE OUTSTANDING PREFERRED SHARES OF THE CORPORATION, (3) EQUITY SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE, (4) EQUITY SHARES THAT WOULD RESULT IN THE EQUITY SHARES BEING BENEFICIALLY OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION) OR (5) EQUITY SHARES THAT WOULD CAUSE THE CORPORATION OR GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP, TO CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE REAL PROPERTY OF THE CORPORATION OR GOLF TRUST OF AMERICA, L.P., WITHIN THE MEANING OF SECTION 856(d)(2)(B) OF THE CODE, WITH FURTHER RESTRICTIONS AND EXCEPTIONS SET FORTH IN THE CORPORATION'S CHARTER. ANY PERSON WHO ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES


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OF EQUITY SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE
CORPORATION IN WRITING. IF AN ATTEMPT IS MADE TO VIOLATE OR THERE IS A VIOLATION OF THESE RESTRICTIONS (i) ANY PURPORTED TRANSFER WILL BE VOID AB INITIO AND WILL NOT BE RECOGNIZED BY THE CORPORATION, (ii) THE EQUITY SHARES IN VIOLATION OF THESE RESTRICTIONS, WHETHER AS A RESULT OF A TRANSFER OR NON-TRANSFER EVENT, WILL BE TRANSFERRED AUTOMATICALLY AND BY OPERATION OF LAW TO A SHARE TRUST AND SHALL BE DESIGNATED SHARES-IN-TRUST. ALL TERMS USED IN THIS LEGEND AND DEFINED IN THE CORPORATION'S CHARTER HAVE THE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

                                   CERTIFICATE
                                       For
                                ----------------
                                     Shares
                                     of the
                                    Preferred
                                      Stock
                            9.25% Series A Cumulative
                           Convertible Preferred Stock

                                    Issued to


                          ----------------------------

                                      Date


                          ----------------------------


         For Value Received _____ hereby sell, assign and transfer unto ________________________, __________________ Shares of the Preferred Stock
represented by the within Certificate and to hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

         Dated:
         In presence of:

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.